GREENBERG
                                ATTORNEYS AT LAW
                                     TRAURIG




                                 January 7, 2002



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                              Very truly yours,

                                              /s/ Harry J. Friedman

                                              Greenberg Traurig, LLP











                             Greenberg Traurig, LLP
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